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                                                                    Exhibit 23.1

                       Consent of Independent Accountants
                       ----------------------------------

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of our report dated March 20, 2000 relating to the consolidated financial statements and financial statement schedule, which appears in PSINet Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Washington, DC
May 10, 2000